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Exhibit 5.6

CONSENT OF EXPERT

        In connection with the Registration Statement on Form F-10 of Goldcorp Inc., I, Harry Burgess, on behalf of Micon International Limited ("Micon"), hereby consent to the use of Micon's name in connection with references to Micon's involvement in the preparation of technical reports entitled (i) "Technical Report on Mining and Processing Assets of Peak Gold Mines, in New South Wales, Australia and Minera Alumbrera Ltd., in Argentina" dated January 2003, (ii) "Review of the Amapari Project Amapa State, Brazil" dated November 2003, and (iii) "Report on the Los Filos Deposit Guerrero, Mexico" dated September 2003 (the "Technical Reports") and to references to the inclusion and incorporation by reference of information derived from the Technical Reports in the Registration Statement.

MICON INTERNATIONAL LIMITED
By:	/s/ HARRY BURGESS
Name:	Harry Burgess
Title:	Vice-President
Date:	May 4, 2006

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CONSENT OF EXPERT